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                               RAYOVAC CORPORATION
                            (a Wisconsin corporation)


                        1,300,000 Shares of Common Stock





                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------











Dated:  May __, 1998


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                              Table of Contents

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                                                                                          Page
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INTERNATIONAL PURCHASE AGREEMENT.............................................................1
     SECTION 1. Representations and Warranties...............................................3
         (a) Representations and Warranties by the Company...................................3
                (i) Compliance with Registration Requirements................................3
                (ii) Independent Accountants.................................................3
                (iii) Financial Statements...................................................4
                (iv) No Material Adverse Change in Business..................................5
                (v) Good Standing of the Company.............................................5
                (vi) Good Standing of Subsidiaries...........................................5
                (vii) Capitalization.........................................................5
                (viii) Authorization of Agreement............................................6
                (ix) Authorization and Description of Securities.............................6
                (x) Absence of Defaults and Conflicts........................................6
                (xi) Absence of Labor Dispute................................................7
                (xii) Absence of Proceedings.................................................7
                (xiii) Accuracy of Exhibits..................................................7
                (xiv) Possession of Intellectual Property....................................7
                (xv) Absence of Further Requirements.........................................8
                (xvi) Possession of Licenses and Permits.....................................8
                (xvii) Title to Property.....................................................8
                (xviii) Investment Company Act...............................................9
                (xix) Environmental Laws.....................................................9
                (xx) Registration Rights.....................................................9
                (xxi) Stabilization or Manipulation..........................................9
                (xxii) Accounting Controls..................................................10
                (xxiii) Tax Returns.........................................................10
                (xxiv) No Association with NASD.............................................10
         (b) Representations and Warranties by the Selling Shareholders.....................10
                (i) Accurate Disclosure by Selling Shareholders.............................10
                (ii) Authorization of Agreements............................................11
                (iii) Valid Title...........................................................11
                (iv) Due Execution of Power of Attorney and Custody Agreement...............12
                (v) Absence of Manipulation.................................................12
                (vi) Absence of Further Requirements........................................12
                (vii) Certificates Suitable for Transfer....................................12
                (viii) Irrevocable Obligations..............................................12
                (ix) No Association with NASD...............................................13
                (x) Power and Authority.....................................................13


                                      -i-

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         (c) Officer's Certificates.........................................................13

     SECTION 2. Sale and Delivery to International Managers; Closing........................14
         (a) Initial Securities.............................................................14
         (b) Option Securities..............................................................14
         (c) Payment........................................................................14
         (d) Denominations; Registration....................................................15

     SECTION 3. Covenants of the Company....................................................15
         (a) Compliance with Securities Regulations and Commission Requests.................15
         (b) Filing of Amendments...........................................................16
         (c) Delivery of Registration Statements............................................16
         (d) Delivery of Prospectuses.......................................................16
         (e) Continued Compliance with Securities Laws......................................17
         (f) Blue Sky Qualifications........................................................17
         (g) Rule 158.......................................................................17
         (h) Restriction on Sale of Securities..............................................17
         (i) Reporting Requirements.........................................................18

     SECTION 4. Payment of Expenses.........................................................18
         (a) Expenses.......................................................................18
         (b) Expenses of the Selling Shareholders...........................................18
         (c) Termination of Agreement.......................................................19
         (d) Allocation of Expenses.........................................................19

     SECTION 5. Conditions of International Managers' Obligations...........................19
         (a) Effectiveness of Registration Statement........................................19
         (b) Opinion of Counsel for the Company and the Selling Shareholders................19
         (c) Opinion of Counsel for International Managers..................................20
         (d) Officers' Certificate..........................................................20
         (e) Selling Shareholders' Certificate..............................................20
         (f) Accountant's Comfort Letters...................................................20
         (g) Bring-down Comfort Letters.....................................................21
         (h) No Objection...................................................................21
         (i) Lock-up Agreements.............................................................21
         (j) Purchase of Initial U.S. Securities............................................21
         (k) Custody Agreement..............................................................21
         (l) Conditions to Purchase of International Option Securities......................21
         (m) Additional Documents...........................................................22
         (n) Termination of Agreement.......................................................23

     SECTION 6. Indemnification.............................................................23
         (a) Indemnification of International Managers by the Company.......................23
         (b) Indemnification of the International Managers by the Selling Shareholders......24
         (c) Indemnification of Company, Directors and Officers and Selling Shareholders....25
         (d) Actions against Parties; Notification..........................................26
         (e) Settlement without Consent if Failure to Reimburse.............................26


                                      -ii-


         (f) Other Agreements with Respect to Indemnification...............................26

     SECTION 7. Contribution................................................................27

     SECTION 8. Representations, Warranties and Agreements to Survive Delivery..............28

     SECTION 9. Termination of Agreement....................................................28
         (a) Termination; General...........................................................28
         (b) Liabilities....................................................................29

     SECTION 10. Default by One or More of the International Managers.......................29

     SECTION 11. Notices....................................................................30

     SECTION 12. Parties....................................................................30

     SECTION 13. Governing Law and Time.....................................................30

     SECTION 14. Effect of Headings.........................................................30

     SECTION 15. Counterparts...............................................................31

         SCHEDULE A            LIST OF UNDERWRITERS
         SCHEDULE B            LIST OF SELLING SHAREHOLDERS
         SCHEDULE B-1          LIST OF OVER-ALLOTMENT SELLING SHAREHOLDERS
         SCHEDULE C            PRICING INFORMATION
         SCHEDULE D            LIST OF PERSONS AND ENTITIES SUBJECT TO LOCK-UP
         SCHEDULE E            LIST OF SUBSIDIARIES OF THE COMPANY



         EXHIBIT A-1           FORM OF OPINION OF COMPANY'S GENERAL COUNSEL
         EXHIBIT A-2           FORM OF OPINION OF COMPANY'S COUNSEL
         EXHIBIT A-3           FORM OF OPINION OF COUNSEL OF SELLING SHAREHOLDERS
         EXHIBIT A-4           FORM OF OPINION OF COUNSEL OF CATEGORY 2 SELLING SHAREHOLDERS
         EXHIBIT B             FORM OF LOCK-UP LETTER
         EXHIBIT C-1           FORM OF COMFORT LETTER OF KPMG PEAT MARWICK LLP
         EXHIBIT C-2           FORM OF COMFORT LETTER OF COOPERS & LYBRAND LLP
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                                     -iii-

                               RAYOVAC CORPORATION

                            (a Wisconsin corporation)

                        1,300,000 Shares of Common Stock

                           (Par Value $0.01 Per Share)

                        INTERNATIONAL PURCHASE AGREEMENT
                        --------------------------------

                                                                  April __, 1997

MERRILL LYNCH INTERNATIONAL
Bear, Stearns International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
Salomon Smith Barney Inc.
c/o  Merrill Lynch International
25 Ropemaker Place
London  EC2Y 9LY
England

Ladies and Gentlemen:

         Rayovac Corporation, a Wisconsin corporation (the "Company") and the persons listed on Schedule B hereto (collectively, the "Selling Shareholders") confirm their respective agreements with Merrill Lynch International and each of the other International Managers named in Schedule A hereto (collectively, the "International Managers," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch International, Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. are acting as representatives (in such capacity, the "Lead Managers"), with respect to (i) the sale by the Selling Shareholders and the purchase by the International Managers, acting severally and not jointly, of the number of shares of Common Stock, par value $0.01 per share, of the Company ("Common Stock") set forth in Schedule A hereto and (ii) the grant by the Selling Shareholders, to the International Managers, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of 195,000 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 1,300,000 shares of Common Stock (the "Initial International Securities") to be purchased by the International Managers, and all or any part of the 195,000 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities"), are hereinafter called, collectively, the "International Securities."

         It is understood that the Company is concurrently entering into an agreement dated the date hereof (the "U.S. Purchase Agreement") providing for the offering by the Selling Shareholders of an aggregate of 5,200,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Salomon Smith Barney Inc. are acting as representatives (the "U.S. Representatives") and the grant by the Company, to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 780,000 additional shares of Common Stock solely to cover over-allotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that the Company is not obligated to sell and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

         The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S. Securities are hereinafter collectively called the "Initial Securities," and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities."

         The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

         The Company and the Selling Shareholders understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead Managers deem advisable after this Agreement has been executed and delivered.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 333-492281), as amended by Amendment No. 1 thereto, covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and paragraph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations, or
(ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the International Securities (the "Form of International Prospectus") and one relating to the U.S. Securities (the "Form of U.S. Prospectus"). The Form of U.S. Prospectus is identical to the Form of International Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph (d) of Rule 434 is referred to as "Rule 434 Information." Each Form of International Prospectus and Form of U.S. Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final Form of International Prospectus and the final Form of U.S. Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are herein called the "International Prospectus" and the "U.S. Prospectus," respectively, and collectively, the "Prospectuses." If Rule 434 is relied on, the terms "International Prospectus" and "U.S. Prospectus" shall refer to the preliminary International Prospectus dated May __, 1998 and the preliminary U.S. Prospectus dated May __, 1998, respectively, each together with the applicable Term Sheet, and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the International Prospectus, the U.S. Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any amendments or supplements thereto were issued and at the Closing Time (and, if any International Option Securities are purchased, at the Date of Delivery), included or will include, at the aforesaid times, an untrue statement of a material fact or omitted or will omit, at the aforesaid times, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective. The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectuses made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Lead Managers or the U.S. Representatives expressly for use in the Registration Statement or the Prospectuses.

                  Each preliminary prospectus and the prospectuses filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                  (iii) Financial Statements. The historical financial statements included in the Registration Statement and the Prospectuses, together with the related schedule and notes, present fairly the financial position of the Company and its consolidated Subsidiaries (as defined below) at the dates indicated and the statement of operations, shareholders' equity and cash flows of the Company and its consolidated Subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Prospectuses present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement.

                  (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

                  (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Wisconsin and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vi) Good Standing of Subsidiaries. Each subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, where such legal concepts are recognized, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable in jurisdictions where such legal concepts are recognized and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (except as set forth in the Registration Statement and except for any director or member qualifying shares); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only Subsidiaries of the Company are the subsidiaries listed on Schedule E hereto and, except for Rayovac Europe Limited (which represents less than 15% of the assets, liabilities and earnings of the Company) the Company has no "significant subsidiaries" as defined in Section 1-02 of Regulation S-X.

                  (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Prospectuses or pursuant to the exercise of convertible securities or options referred to in the Prospectuses). The shares of issued and outstanding capital stock of the Company have been and at the Closing Time, including the International Option Securities to be purchased by the International Managers from the Selling Shareholders, will have been duly authorized and validly issued and are fully paid and non-assessable except to the extent such securities are assessable pursuant to applicable provisions of Wisconsin law; none of the outstanding shares of capital stock of the Company was or as of the Closing Time, including the International Option Securities to be purchased by the International Managers from the Selling Shareholders, will have been or was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

                  (viii) Authorization of Agreement. This Agreement and the U.S. Purchase Agreement have been duly authorized, executed and delivered by the Company.

                  (ix) Authorization and Description of Securities. The Securities to be purchased by the International Managers and the U.S. Underwriters from the Selling Shareholders have been duly authorized for issuance and sale to the International Managers pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement, respectively, and, are validly issued, fully paid and non-assessable; the Common Stock conforms to the descriptions thereof contained in the Prospectuses or incorporated by reference therein and such description conforms to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder, except for certain liabilities pursuant to applicable provisions of Wisconsin Law; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Company.

                  (x) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and in the Registration Statement and the compliance by the Company with its obligations under this Agreement and the U.S. Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments which would reasonably be expected, either singly or in the aggregate, to result in a Material Adverse Effect, nor will such action result in any violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

                  (xi) Absence of Labor Dispute. Except as described in the Registration Statement with respect to the renegotiation of collective bargaining agreements, no labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any Subsidiary's principal suppliers, manufacturers, customers, dealers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

                  (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business of the Company and its Subsidiaries would not reasonably be expected to result in a Material Adverse Effect.

                  (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described or filed or incorporated by reference as required.

                  (xiv) Possession of Intellectual Property. Except as described in the Registration Statement, the Company and its Subsidiaries own or possess the right to utilize, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual

         Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering or sale of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws or the rules or regulations of the NASD.

                  (xvi) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure to possess the same would not, singly or in the aggregate have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xvii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries or (c) would not reasonably be expected to result in a Material Adverse Effect; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectuses, are in full force and effect, and neither the Company nor any Subsidiary has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the

         Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease which would reasonably be expected to result in a Material Adverse Effect.

                  (xviii) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

                  (xix) Environmental Laws. Except as described in the Registration Statement or except as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, licenses, authorizations and approvals currently required for their respective businesses and for the businesses contemplated to be conducted upon consummation of the offering of the Securities under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events, facts or circumstances that might reasonably be expected to form the basis of any liability or obligation of the Company or any of its Subsidiaries, including, without limitation, any order, decree, plan or agreement requiring clean-up or remediation, or any action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to any Hazardous Materials or any Environmental Laws.

                  (xx) Registration Rights. Except for those persons (i) set forth on Schedule B hereto or (ii) who have waived any such rights, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement under the 1933 Act. Except as described in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered by the Company under the 1933 Act.

                  (xxi) Stabilization or Manipulation. Neither the Company nor any of its officers, directors or controlling persons has taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities.

                  (xxii) Accounting Controls. The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxiii) Tax Returns. The Company and its Subsidiaries have filed all federal, state, local and foreign tax returns that are required to have been filed by them pursuant to applicable foreign, federal, state, local or other law or have duly requested extensions thereof, except insofar as the failure to file such returns or request such extensions would not reasonably be expected to result in a Material Adverse Effect, and has paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes or assessments, if any, as are being contested in good faith and as to which adequate reserves have been provided or where the failure to pay would not reasonably be expected to result in a Material Adverse Effect. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability of the Company and each Subsidiary for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not reasonably be expected to result in a Material Adverse Effect.

                  (xxiv) No Association with NASD. Neither the Company nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(q) of the By-laws of the National Association of Securities Dealers, Inc.), of any member firm of the National Association of Securities Dealers, Inc., other than as described on an appendix to a Selling Shareholders' Power of Attorney and Custody Agreement (as defined herein).

         b) Representations and Warranties by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, represents and warrants to each International Manager as of the date hereof, and, if such Selling Shareholder is selling International Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each International Manager, as follows:

                  (i) Accurate Disclosure by Selling Shareholders. (A) The information furnished in writing by or on behalf of such Selling Shareholder listed on Schedule B hereto expressly for use in the Registration Statement and any amendments or supplements thereto does not contain an untrue statement of a material fact with respect to such Selling

         Shareholder or omit to state a material fact with respect to such Selling Shareholder required to be stated therein or necessary to make the statements regarding the Selling Shareholder therein not misleading and (B) the information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Prospectus does not include an untrue statement of a material fact with respect to such Selling Shareholder or omit to state a material fact with respect to such Selling Shareholder necessary in order to make the statements regarding the Selling Shareholder therein, in the light of the circumstances under which they were made, not misleading.

                  (ii) Authorization of Agreements. Such Selling Shareholder has the full right, power and authority to enter into this Agreement and the Power of Attorney and Custody Agreement (the "Power of Attorney and Custody Agreement") with Firstar Trust Company, as custodian (the "Custodian"), and the attorneys-in-fact named therein (each an "Attorney-in-Fact"), and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of such Selling Shareholder (a "Selling Shareholder Material Adverse Effect"), whether or not arising in the ordinary course of business), nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties which would reasonably be expected, either singly or in the aggregate, to result in a Selling Shareholder Material Adverse Effect.

                  (iii) Valid Title. Such Selling Shareholder has on the date hereof and will at the Closing Time and on the Date of Delivery have good and valid title to the International Securities to be sold by such Selling Shareholder hereunder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement; and upon delivery of such International Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim as such term is used in the Uniform Commercial Code, each of the Underwriters will receive valid title to the International Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

                  (iv) Due Execution of Power of Attorney and Custody Agreement. Each such Selling Shareholder has duly executed and delivered a Power of Attorney and Custody Agreement; the Custodian is authorized by each such Selling Shareholder to deliver the International Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and each Attorney-in-Fact named in the Power of Attorney and Custody Agreement executed by such Selling Shareholder is authorized by such Selling Shareholder to execute and deliver this Agreement and the certificate referred to in Section 5(e) of this Agreement or that may be required pursuant to Sections 5(m) or 5(n) of this Agreement on behalf of such Selling Shareholder, to sell, assign and transfer to the International Managers the International Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the U.S. Underwriters to such Selling Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

                  (v) Absence of Manipulation. Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the International Securities.

                  (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required for the performance by each such Selling Shareholder of their obligations hereunder or in the Power of Attorney and Custody Agreement, or in connection with the sale and delivery of the International Securities being sold by each such Selling Shareholder hereunder or the consummation of the transactions contemplated by this Agreement, except such as may have previously been made or obtained or as may be required under the 1933 Act or the 1933 Act Regulations or state or foreign securities laws or under the rules of the NASD.

                  (vii) Certificates Suitable for Transfer. Certificates for all of the International Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such International Securities to the International Managers pursuant to this Agreement.

                  (viii) Irrevocable Obligations. The International Securities represented by the Certificates held in custody for such holder under the Custody Agreement are subject to the interests of the International Managers hereunder; the arrangements made by such holder for such custody, and the appointment by such holder of the Attorneys-in-fact by the Power of Attorney, are to that extent irrevocable; the obligations of such holder hereunder shall not be terminated, except as provided in the Agreement or in the Power of Attorney, by operation of law, whether by the death or incapacity of any individual Selling Shareholder or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such trust estate or trust, or in the case of a partnership or corporation, by the dissolution of such partnership or corporation, or by the occurrence of any other event, if any individual Selling Shareholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or any such partnership or corporation should be dissolved, or if any other event should occur, before the delivery of the International Securities hereunder, certificates representing the International Securities shall be delivered by or on behalf of such holder in accordance with the terms and conditions of this Agreement and of the Power of Attorney and Custody Agreement; and actions taken by the Attorney-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, Attorney-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

                  (ix) No Association with NASD. Neither such Selling Shareholder nor any of its affiliates (within the meaning of NASD Conduct Rule 2720(b)(1)(a)) directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or is an associated person (within the meaning of Article I, Section 1(q) of the By-laws of the National Association of Securities Dealers, Inc.), of, any member firm of the National Association of Securities Dealers, Inc., other than as described on an appendix to the Power of Attorney and Custody Agreement to which such Selling Shareholder is a party.

                  (x) Power and Authority. If such Selling Shareholder is a corporation, partnership or trust, such Selling Shareholder has been duly organized or incorporated and is validly existing as a corporation or partnership or limited partnership in good standing under the laws of its jurisdiction of incorporation or organization, if applicable, and has the power and authority to own its property and to conduct its business and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not result in a Selling Shareholder Material Adverse Effect, whether or not arising in the ordinary course of business, or materially impair its ability to consummate the transactions contemplated hereby.

         (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby; and any certificate signed by or on behalf of any Selling Shareholder as such and delivered to the International Managers or to counsel for the International Managers pursuant to the terms of this Agreement shall be deemed a representation and warranty by such Selling Shareholder, as the case may be, to the International Managers as to the matters covered thereby.

         SECTION 2. Sale and Delivery to International Managers; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders agree to sell to each International Manager, severally and not jointly, to the extent indicated on Schedule A hereto, and each International Manager, severally and not jointly, agrees to purchase from the Selling Shareholders, at the price per share set forth in Schedule C, the proportion of the number of Initial International Securities being sold by each Selling Shareholder set forth in Schedule B opposite the name of each Selling Shareholder which the number of International Securities set forth in Schedule A opposite the name of such International Manager, (plus any additional number of Initial International Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof) bears to the total number of International Securities, in each case, with such adjustments among the International Managers as the global coordinator in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders, severally and not jointly, hereby grant an option to the International Managers, severally and not jointly, to purchase up to an additional 195,000 shares of Common Stock to the extent indicated on Schedule B-1, at the price per share set forth in Schedule C, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International Securities upon notice by the Global Coordinator to the Selling Shareholders setting forth the number of International Option Securities as to which the several International Managers are then exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery for the International Option Securities (a "Date of Delivery") shall be determined by the Global Coordinator, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004, or at such other place as shall be agreed upon by the

Global Coordinator and the Company, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Selling Shareholders or the Attorneys-in-Fact on behalf of the Selling Shareholders (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Selling Shareholders or the Attorneys-in-Fact on behalf of the Selling Shareholders, on each Date of Delivery as specified in the notice from the Global Coordinator to the Selling Shareholders.

         Payment shall be made to each Selling Shareholder by wire transfer of immediately available funds to a bank account designated by the Custodian pursuant to the Selling Shareholders' Power of Attorney and Custody Agreement, against delivery to the Lead Managers for the respective accounts of the International Managers of certificates for the International Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial International Securities or the International Option Securities, if any, to be purchased by any International Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the Lead Managers in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants of the Company. The Company covenants with each International Manager as follows:

                  (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing,
         (i) when any post-effective amendment to the Registration Statement, shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the

         Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                  (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object.

                  (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. The copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (d) Delivery of Prospectuses. The Company has delivered or will deliver to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the Securities Exchange Act of 1934 (the "1934 Act"), such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. The International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and in the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectuses will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

                  (f) Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that neither the Company nor any of the Selling Shareholders shall be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (h) Restriction on Sale of Securities. During a period of 90 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise except pursuant to Common Stock issued in connection with (y) the Company's stock option plans existing at the Closing Time or (z) acquisitions by the Company; provided that, in the case of clause (z), it shall be a condition to such stock issuance that the third party receiving such shares executes a lock-up agreement on substantially the same terms as described above for a period expiring 90 days from the date of the Prospectus and there shall be no further transfer of such shares except in accordance with the provisions of such lock-up agreement. The foregoing sentence shall not apply to the Securities to be sold hereunder or under the U.S. Purchase Agreement

                  (i) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

         SECTION 4. Payment of Expenses. (a) Expenses. The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities by the Company to the Underwriters and the transfer of the Securities between the International Managers and the U.S. Underwriters, (iv) the fees and disbursements of the Company's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the blue sky survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities and (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities.

         (b) Expenses of the Selling Shareholders. The Company will pay all expenses incident to the performance of the Selling Shareholders' obligations under, and the consummation of the transactions contemplated by, this Agreement (other than any underwriting discount), including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the International Option Securities by the Selling Shareholders to the

Underwriters, and their transfer between the Underwriters pursuant to an agreement between such Underwriters and (ii) the fees and disbursements of the Selling Shareholders' counsel and accountants.

         (c) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5 or Sections 9(a)(i) or (ii) hereof, the Company shall reimburse the International Managers for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

         (d) Allocation of Expenses. The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

         SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary of the Company or on behalf of the Selling Shareholders delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

                  (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act; and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

                  (b) Opinion of Counsel for the Company and the Selling Shareholders. At Closing Time, the Lead Managers shall have received the favorable opinions, dated as of Closing Time, of (i) Dewitt, Ross & Stevens s.c., counsel to the Company, relating to certain matters of Wisconsin law, (ii) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, (iii) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel for the Category 1 Selling Shareholders and special counsel to the Category 2 Selling Shareholders with respect to certain matters of New York law, and (iv) Dewitt, Ross & Stevens s.c. counsel to the Category 2 Selling Shareholders, in each case in form and substance reasonably satisfactory to counsel for the International Managers together with signed or reproduced copies of such letter for each of the other International Managers, dated such Date of Delivery, to the effect set forth in Exhibits A-1, A-2, A-3 and A-4, respectively, hereto.

                  (c) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Fried, Frank, Harris, Shriver & Jacobson, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses (i), (ii) (solely as to preemptive or other similar rights arising by operation of law or under the charter or bylaws of the Company), (v) (solely as to the information contained in or incorporated by reference therein in the Prospectus with respect to the "Description of Capital Stock") and
         (viii) of Exhibit A-1; and to the matters set forth in paragraph 3 and the penultimate paragraph Exhibit A-2. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and of the Selling Shareholders and certificates of public officials.

                  (d) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in
         Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  (e) Selling Shareholders' Certificate. At Closing Time, the Lead Managers shall have received a certificate of each Selling Shareholder (which may be executed on behalf of each Selling Shareholder by the general partner or a duly authorized executive officer of such Selling Shareholder), dated as of Closing Time, to the effect that (i) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (ii) such Selling Shareholder has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to the Closing Time.

                  (f) Accountant's Comfort Letters. At the time of the execution of this Agreement, the Lead Managers shall have received from KPMG Peat Marwick LLP a letter in the form of Exhibit C-1 hereto and from Coopers & Lybrand LLP a letter in the form of Exhibit C-2 hereto, dated such date, in form and substance reasonably satisfactory to the Lead Managers, together with signed or reproduced copies of such letter for each of the other International Managers containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

                  (g) Bring-down Comfort Letters. At Closing Time, the Lead Managers shall have received letters from KPMG Peat Marwick LLP and Coopers & Lybrand LLP, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

                  (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

                  (i) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule D hereto.

                  (j) Purchase of Initial U.S. Securities. Contemporaneously with the purchase by the International Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

                  (k) Custody Agreement. At the date of this Agreement the Lead Managers shall have received copies of the Power of Attorney and Custody Agreement executed by each of the Selling Shareholders.

                  (l) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

                  (i) Officers' Certificate. A certificate, dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Selling Shareholder's Certificate. At the Date of Delivery, the Lead Managers shall have received a certificate of each Selling Shareholder

                        (which may be executed on behalf of each Selling Shareholder by the general partner or a duly authorized executive officer of such Selling Shareholder or such Selling Shareholder's Attorney-in-Fact), dated as of Date of Delivery, to the effect that (x) the representations and warranties of such Selling Shareholder contained in Section 1(b) hereof are true and correct with the same force and effect as though expressly made at and as of Date of Delivery and (y) such Selling Shareholder has complied with all agreements and satisfied all conditions on their part to be performed or satisfied under this Agreement at or prior to Date of Delivery.

                  (iii) Opinion of Counsel for Company and the Selling
                        Shareholders. The favorable opinion of (w) Dewitt,
                        Ross & Stevens s.c., counsel to the Company, relating to certain matters of Wisconsin law, (x) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Company, (y) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Category 1 Selling Shareholders and special counsel to the Category 2 Selling Shareholders with respect to certain matters of New York law, and (z) Dewitt, Ross & Stevens s.c. counsel to the Category 2 Selling Shareholders, in each case in form and substance reasonably satisfactory to counsel for the International Managers together with signed or reproduced copies of such letter for each of the other International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b).

                  (iv) Opinion of Counsel for International Managers. The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (v) Bring-down Comfort Letters. Letters from Coopers & Lybrand LLP and KPMG Peat Marwick LLP in form and substance reasonably satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Lead Managers pursuant to Section 5(g) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

                  (m) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

                  (n) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of International Managers by the Company. The Company agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows to the extent set forth below:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the indemnifying party; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not (i) apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers or any U.S. Underwriter through the U.S. Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus or U.S. Prospectus, as the case may be, (or any amendment or supplement thereto) or (ii) inure to the benefit of any International Manager from whom the person asserting any loss, liability, claim, damage or expense, purchased Securities, or any person controlling such International Manager, if it shall be established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such U.S. Underwriter to such person, if required by law to have been so delivered, at or prior to the confirmation of the sale of such Securities to such person in any case where the Company complied with its obligations under Sections 3(a), 3(b) and 3(d), and if the Prospectus (as so amended or supplemented) would have cured any defect giving rise to such loss, liability, claim damage, or expense.

         (b) Indemnification of the International Managers by the Selling Shareholders. Each Selling Shareholder, severally and not jointly, agrees to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows to the extent set forth below:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the indemnifying party; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not (i) apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any International Manager through the Lead Managers or any U.S. Underwriter through the U.S. Representative expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the International Prospectus or U.S. Prospectus, as the case may be (or any amendment or supplement thereto) or (ii) inure to the benefit of any International Manager from whom the person asserting any loss, liability, claim, damage or expense, purchased Securities, or any person controlling such International Manager, if it shall be established that a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such International Manager to such person, if required by law to have been so delivered, at or prior to the confirmation of the sale of such Securities to such person in any case where the Company complied with its obligations under Sections 3(a), 3(b) and 3(d), and if the Prospectus (as so amended or supplemented) would have cured any defect giving rise to such loss, liability, claim damage, or expense; provided, however, further, that with respect to each Selling Shareholder, (x) the indemnification provision in this paragraph (b) shall only apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission, or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto) including the Rule 430A Information and the Rule 434 Information if applicable, or any such preliminary International prospectus or the International Prospectus or the U.S. Prospectus, as the case may be, (or any amendment or supplement thereto) and (y) each Selling Shareholder's aggregate liability under this Section 6 shall be limited to an amount equal to the net proceeds (after deducting the underwriting discount but before deducting expenses) received by such Selling Shareholder from the sale of Securities pursuant to this Agreement.

         (c) Indemnification of Company, Directors and Officers and Selling Shareholders. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder and each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a) and Section 6(b) hereof, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary International Prospectus or the International Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through the Lead

Managers expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the International Prospectus (or any amendment or supplement thereto).

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) and
Section 6(b) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(c) above, counsel to the indemnified parties shall be selected by the Company or the indemnified Selling Shareholder, as appropriate. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any necessary local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances; No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel for which the indemnifying party is responsible pursuant to the terms hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(iii) or Section (6)(b)(iii) effected without its written consent if
(i) such settlement is entered into more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 45 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         (f) Other Agreements with Respect to Indemnification. The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

         SECTION 7. Contribution. If, although applicable in accordance with its terms, the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders, collectively, on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or
(ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the International Managers on the other hand in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand in connection with the offering of the International Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the International Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the International Securities as set forth on such cover.

         The relative fault of the Company and the Selling Shareholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the International Managers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Company, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this
Section 7 were determined by pro rata allocation (even if the International Managers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the International Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, (a) each person, if any, who controls a International Manager within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, (b) each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and
(c) each person, if any, who controls any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Selling Shareholder. The International Managers respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

         Notwithstanding the provisions of this Section 7, no Selling Shareholder shall be required to contribute any amount in excess of the amount equal to the net proceeds (after deducting the underwriting discount but before deducting expenses) received by such Selling Shareholder from the sale of International Securities pursuant to this Agreement.

         The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries or the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company or any Selling Shareholder, and shall survive delivery of the International Option Securities to the International Managers.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company and the Attorneys-in-Fact on behalf of the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the International Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there shall have occurred a downgrading in the rating assigned to any of the Company's debt securities by any nationally recognized securities rating agency, or if such securities rating agency shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company's debt securities, or (iii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iv) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (v) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10% of the number of International Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

                  (b) if the number of Defaulted Securities exceeds 10% of the number of International Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Manager.

         No action taken pursuant to this Section shall relieve any defaulting International Manager from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Selling Shareholders to sell the relevant International Securities, as the case may be, either (i) the Lead Managers or (ii) the Selling Shareholders shall have the right to postpone the Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for a International Manager under this Section 10.

         SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of W. Gregg Smart, with a copy to Fried, Frank, Harris, Shriver & Jacobson, 1 New York Plaza, New York, New York 10004, attention of Valerie Ford Jacob, Esq.; and notices to the Company shall be directed to it at Rayovac Corporation, 601 Rayovac Drive, Madison, Wisconsin 53711, attention of James A. Broderick, Esq., with a copy to Louis A. Goodman, Esq. Skadden, Arps, Slate, Meagher & Flom, LLP, One Beacon Street, Boston, MA; notices to the Selling Shareholders shall be delivered to them at the address for notices indicated on the Power of Attorney and Custody Agreement.

         SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the International Managers, the Company, and the Selling Shareholders and, their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company, and the Selling Shareholders and, their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company, the Selling Shareholders, and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

         SECTION 13. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. AS USED HEREIN, THE TERM "BUSINESS DAY" MEANS ANY DAY ON WHICH THE NEW YORK STOCK EXCHANGE AND COMMERCIAL BANKS IN NEW YORK CITY ARE REGULARLY OPEN FOR BUSINESS.

         SECTION 14. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         SECTION 15. Counterparts.. This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party hereto, all such counterparts taken together shall constitute one and the same agreement. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorneys-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers, the Company and the Selling Shareholders in accordance with its terms.

                                        Very truly yours,

                                        RAYOVAC CORPORATION

                                        By:  ____________________________
                                          Name:    David A. Jones
                                          Title:   Chairman of the Board,
                                                   Chief Executive Officer and
                                                   President

                                        SELLING SHAREHOLDERS LISTED IN
                                        CATEGORY 1 ON SCHEDULE B HERETO

                                        THOMAS H. LEE EQUITY FUND III, L.P.

                                        By: THL Equity Advisors III Limited
                                              Partnership, as General Partner

                                        By: THL Equity Trust III,
                                              as General Partner


                                        By:  ____________________________
                                             Name:
                                             Title:

                                        THOMAS H. LEE FOREIGN FUND III, L.P.

                                        By: THL Equity Advisors III Limited
                                             Partnership, as General Partner

                                        By: THL Equity Trust III,
                                             as General Partner

                                        By:  ____________________________
                                             Name:
                                             Title:

                                        THL-CCI LIMITED PARTNERSHIP

                                        By: THL Investment Management Corp.
                                             as General Partner


                                        By:  ____________________________
                                          Name:
                                          Title:


                                        SELLING SHAREHOLDERS LISTED IN
                                        CATEGORY 2 ON SCHEDULE B HERETO

                                          By:  ____________________________
                                          Name:
                                          Title: Attorney-in-Fact on behalf of
                                                 the Selling  Shareholders
                                                 listed in Category 2 on
                                                 Schedule B hereto


CONFIRMED AND ACCEPTED, as of the date first above written:

MERRILL LYNCH INTERNATIONAL
BEAR, STEARNS INTERNATIONAL LIMITED
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
SMITH BARNEY INC.

By:  MERRILL LYNCH INTERNATIONAL

By: _____________________________
       Authorized Signatory

For themselves and as Lead Managers of the other International Managers named in Schedule A hereto.

                                SCHEDULE A


                                                              Number of
                                                        Initial International
       Name of International Manager                         Securities
       -----------------------------                         ----------
Merrill Lynch International................................
Bear, Stearns International Limited........................
Donaldson, Lufkin & Jenrette Securities Corporation........
Smith Barney, Inc..........................................

Total......................................................   1,300,000
                                                              =========

                                   SCHEDULE B

         Selling Shareholder                     Number of Initial International
                                                      Securities to be Sold*
Category 1
THOMAS H. LEE EQUITY FUND III, L.P.
THOMAS H. LEE FOREIGN FUND III, L.P.
THL-CCI Limited Partnership
                        Total Category 1
Category 2
Carter J. Balfour
Kevin Balfour
Kenneth V. Biller
James A. Broderick
Fred Christopher Brooks
Bernard T. Conner
David M. Darkoch
Kenneth Drescher
Fleming Trust
Mark G. Hines
John E. Hofkes
Kent J. Hussey
David A. Jones
Pamela A. Josheff
Robert K. Kloppenburg
Richard A. Kreutz
Trygve Lonnebotn
Terrence P. McGraw
Rayovac Corporation Deferred Compensation
Emil J. Ripley and Laverne M. Ripley
Stephen P. Salzieder
Stephen P. Shanesy
Shanesy Children's Trust f/b/o Kelsey Alice Shanesy
Shanesy Children's Trust f/b/o Nicholas Auster Shanesy
Dale R. Tetzlaff
Michael G. Thompson
Merrill Tomlin
Deborah L. Ulrich
Lucille Warren
Roger F. Warren
Andrew P. Warren Irrevocable Trust
Michael F. Warren Irrevocable Trust
Gary E. Wilson
Martin W. Wirt
Karl M. Wulf
                    Total Category 2
Total of Category 1 and Category 2.........................   1,300,000
                                                              =========

                                  SCHEDULE B-1

     Over allotment                              Number of International Option
  Selling Shareholder                                     Securities
                                                          to be Sold*
 Category 1
 THOMAS H. LEE EQUITY FUND III, L.P.
 THOMAS H. LEE FOREIGN FUND III, L.P.
 THL-CCI Limited Partnership
                         Total Category 1
 Category 2
 Carter J. Balfour
 Kevin Balfour
 Kenneth V. Biller
 James A. Broderick
 Fred Christopher Brooks
 Bernard T. Conner
 David M. Darkoch
 Kenneth Drescher
 Fleming Trust
 Mark G. Hines
 John E. Hofkes
 Kent J. Hussey
 David A. Jones
 Pamela A. Josheff
 Robert K. Kloppenburg
 Richard A. Kreutz
 Trygve Lonnebotn
 Terrence P. McGraw
 Rayovac Corporation Deferred Compensation
 Emil J. Ripley and Laverne M. Ripley
 Stephen P. Salzieder
 Stephen P. Shanesy
 Shanesy Children's Trust f/b/o Kelsey Alice Shanesy
 Shanesy Children's Trust f/b/o Nicholas Auster Shanesy
 Dale R. Tetzlaff
 Michael G. Thompson
 Merrill Tomlin
 Deborah L. Ulrich
 Lucille Warren
 Roger F. Warren
 Andrew P. Warren Irrevocable Trust
 Michael F. Warren Irrevocable Trust
 Gary E. Wilson
 Martin W. Wirt
 Karl M. Wulf
                     Total Category 2
 Total of Category 1 and Category 2.....................  195,000
                                                          =======

                                   SCHEDULE C

                              Rayovac Corporation.

                        1,300,000 Shares of Common Stock

                           (Par Value $0.01 Per Share)


         1. The public offering price per share for the Securities, determined as provided in said Section 2, shall be $ .

         2. The purchase price per share for the International Securities to be paid by the several International Managers shall be $ , being an amount equal to the public offering price set forth above less $ per share; provided that the purchase price per share for any International Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial International Securities but not payable on the International Option Securities.

                                   SCHEDULE D

                 List of Persons and Entities Subject to Lock-up


 THOMAS H. LEE EQUITY FUND III, L.P.
 THOMAS H. LEE FOREIGN FUND III, L.P.
 THL-CCI Limited Partnership


 Carter J. Balfour
 Kevin Balfour
 Kenneth V. Biller
 James A. Broderick
 Fred Christopher Brooks
 Bernard T. Conner
 David M. Darkoch
 Kenneth Drescher
 Fleming Trust
 Mark G. Hines
 John E. Hofkes
 Kent J. Hussey
 David A. Jones
 Pamela A. Josheff
 Robert K. Kloppenburg
 Richard A. Kreutz
 Trygve Lonnebotn
 Terrence P. McGraw
 Rayovac Corporation Deferred Compensation
 Emil J. Ripley and Laverne M. Ripley
 Stephen P. Salzieder
 Stephen P. Shanesy
 Shanesy Children's Trust f/b/o Kelsey Alice Shanesy
 Shanesy Children's Trust f/b/o Nicholas Auster Shanesy
 Dale R. Tetzlaff
 Michael G. Thompson
 Merrill Tomlin
 Deborah L. Ulrich
 Lucille Warren
 Roger F. Warren
 Andrew P. Warren Irrevocable Trust
 Michael F. Warren Irrevocable Trust
 Gary E. Wilson
 Martin W. Wirt
 Karl M. Wulf

                                   Schedule E

                           Subsidiaries of the Company

Direct Power Plus, Inc., a New York corporation
Minera Vidaluz S.A. DE C.V., a Mexico corporation
ROV Holding, Inc., a Delaware corporation
Vidor Battery Company, a Wisconsin corporation
Rayovac Foreign Sales Corporation, a Barbados corporation Rovcal, Inc., a California corporation
Rayovac (UK) Limited, an United Kingdom corporation
Rayovac Europe Limited, an United Kingdom corporation
Rayovac Canada, Inc., a Canada corporation
Rayovac Far East Limited, a Hong Kong corporation
Zoephos International N.V., a Netherlands Antilles corporation Rayovac Europe, B.V., a Netherlands Antilles corporation Brisco Electronics, B.V., a Netherlands Antilles corporation Brisco GmbH, a German corporation

                                                                     EXHIBIT A-1



        FORM OF OPINION OF DEWITT, ROSS & STEVENS S.C., WISCONSIN COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Smith Barney Inc.
         as U.S. Representatives of the several
         U.S. Underwriters to be named in the
         U.S. Purchase Agreement

Merrill Lynch International
Bear, Stearns International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
Smith Barney Inc.
         as representatives of the several
         international managers to be named
         in the International Purchase Agreement
c/o Merrill Lynch & Co.
North Tower
World Financial Center
New York, New York 10210-1209

Ladies and Gentlemen:


         We have acted as special counsel to Rayovac Corporation, a Wisconsin corporation (the "Company") in connection with (i) the registration and sale by the Company of 5,200,000 shares of the Company's Common Stock, par value $0.01 per share (the "U.S. Shares"), pursuant to the terms of the U.S. Purchase Agreement (the "U.S. Purchase Agreement"), dated April [ ], 1998, between the Company, the persons listed on Schedule B thereto (the "Selling Shareholders") and the U.S. Underwriters named in Schedule A thereto (the "U.S. Underwriters") and (ii) the registration and sale by the company of 1,300,000 shares of Common Stock (the "International Shares," and together with the U.S. Shares, the "Shares"), pursuant to the terms of the International Purchase Agreement (the "International Purchase Agreement"), dated April [ ], 1998, between the Company, the persons listed on Schedule B thereto (the "Selling

Shareholders") and the international managers named in Schedule A thereto (the "International Managers").

         This opinion is being furnished pursuant to Section 5(b) of the U.S. Purchase Agreement and Section 5(b) of the International Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the U.S. Purchase Agreement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333- ) relating to the Shares filed with the Securities and Exchange Commission (the "Commission") on April 2, 1998, under the Securities Act of 1933, as amended (the "Act"), including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Rules and Regulations") (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the final U.S. prospectus dated [ ], 1998, relating to the U.S. Shares filed with the Commission on [ ], 1998, pursuant to Rule 424(b) of the Rules and Regulations (the "U.S. Prospectus"); (iii) the final International Prospectus dated [ ], 1998, pursuant to Rule 424(b) of the Rules and Regulations (the "International Prospectus" and together with the U.S. Prospectus, the "Prospectuses"); (iv) executed copies of the U.S. Purchase Agreement and the International Purchase Agreement; (v) a specimen certificate representing the Common Stock (the "Specimen Certificate"); and (vi) the certificate of James A. Broderick, General Counsel to the Company, attached hereto as Exhibit A (the "Officer's Certificate"). We have also examined originals or certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto (including the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that are not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

         For purposes of the opinions set forth below, with respect to any document which by its terms or otherwise is governed by the laws of any jurisdiction other than the United States of America or the State of Wisconsin, such opinions are based solely upon our understanding of the plain language of such document, and we express no opinion as to the interpretation of any such document or of any term or provisions thereof under applicable governing law or as to the effect on the opinions expressed herein of any interpretation hereof inconsistent with such undertaking. For purposes of our opinion set forth in paragraph 4, we have assumed that the certificates representing the shares referred to in such paragraph conform to the Specimen Certificate. Our opinion set forth in paragraph 12, is based solely upon the Officer's Certificate and our discussions with James A. Broderick, General Counsel of the Company, we have not performed any docket search in any jurisdiction, and have not done any other investigation of any kind.

         The opinions expressed herein are limited to the laws of the State of Wisconsin and the federal laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

         (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin.

         (ii) The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

         (iii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

         (iv) The form of certificate used to evidence the Common Stock complies in all material respects with all applicable statutory requirements, with any applicable requirements of the charter and by-laws of the Company.

         (v) The statements contained in or incorporated by reference therein, in the Prospectuses, with respect to the "Description of Capital Stock," to the extent that such statements constitute matters of law, summaries of legal matters or legal conclusions are correct in all material respects.

         (vi) The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to the U.S. Purchase Agreement and the International Purchase Agreement); the shares of issued and outstanding capital stock have been and will have been at the Closing Time duly authorized and validly issued and are fully paid and non-assessable; except to the extent such shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law, and none of the outstanding shares of capital stock of the Company was or will have been at the Closing Time issued in violation of the preemptive or other similar rights of any securityholder of the Company.

         (viii) The Shares to be purchased by the U.S. Underwriters and the International Managers from the Selling Shareholders have duly authorized for issuance and sale to the Underwriters pursuant to the U.S. Purchase Agreement or the International Purchase Agreement and when delivered by the Selling Shareholder pursuant thereto, will by validly issued, and fully paid and non-assessable and no holder of the Shares is or will by subject to personal liability by reason of being such a holder, except to the extent such shares are assessable as provided in Section 180.0622 of the Wisconsin Business Corporation Law.

         (ix) Vidor Battery Company, the sole subsidiary is incorporated or organized under the laws of the State of Wisconsin (a "Wisconsin Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Wisconsin, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

         (x) The information in Part II of the Registration Statement under Item 15, "Indemnification of Officers and Directors," to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

         (xi) The U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized, executed and delivered by the Company.

         (xii) To the best of our knowledge, neither the Company nor its sole Wisconsin Subsidiary is in violation of its charter or by-laws and no default by the Company or its Wisconsin Subsidiary exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument that is described or referred to in the Registration Statement or the Prospectuses or filed or incorporated by reference as an exhibit to the Registration Statement.

         (xiii) The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the U.S. Purchase Agreement, the International Purchase Agreement and in the Registration Statement and compliance by the Company with its obligations under the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or lapse of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Wisconsin Subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or any other agreement or instrument to which the Company or its Wisconsin Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or its Wisconsin Subsidiary is subject (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Wisconsin Subsidiary, or any applicable law, statute, rule, regulation, judgment, order, writ or decree, known to us, of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Wisconsin Subsidiary or any of their respective properties, assets or operations.

                                                                     EXHIBIT A-2

                      FORM OF OPINION OF COMPANY'S COUNSEL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
         Incorporated
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Smith Barney Inc.
         as U.S. Representatives of the several
         U.S. Underwriters to be named in the
         U.S. Purchase Agreement

Merrill Lynch International
Bear, Stearns International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
Smith Barney Inc.
         as representatives of the several
         international managers to be named
         in the International Purchase Agreement
c/o Merrill Lynch & Co.
North Tower
World Financial Center
New York, New York 10210-1209

         Re:   Public Offering of 6,700,000 Shares
                  of Common Stock of Rayovac Corporation

Ladies and Gentlemen:

         We have acted as special counsel to Rayovac Corporation, a Wisconsin corporation (the "Company"), in connection with (i) the registration by the Company and sale by certain shareholders of 5,200,000 shares of the Company's Common Stock, par value $0.01 per share (the "U.S. Shares"), pursuant to the terms of the U.S. Purchase Agreement (the "U.S. Purchase Agreement"), dated April [ ], 1998, among the Company, the U.S. Underwriters named in Schedule A thereto (the "U.S. Underwriters") and the shareholders of the Company named in Schedule B thereto (the "Selling Shareholders") and (ii) the registration by the Company and sale by the Selling Shareholders of 1,300,000 shares of Common Stock (the "International Shares," and together with the U.S. Shares, the "Shares"), pursuant to the terms of the International Purchase Agreement (the "International Purchase Agreement"), dated April [ ], 1998, between the Company, and the international managers named in Schedule A thereto (the "International Managers") and the Selling Shareholders.

         This opinion is being furnished pursuant to Section 5(b) of each of the U.S. Purchase Agreement and the International Purchase Agreement. Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the U.S. Purchase Agreement.

         In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement on Form S-3 (File No. 333- ) relating to the Shares filed with the Securities and Exchange Commission (the "Commission") on April 2, 1998 under the Securities Act of 1933, as amended (the "Act"), including the information deemed to be a part of the Registration Statement at the time of effectiveness pursuant to Rule 430A of the General Rules and Regulations under the Act (the "Rules and Regulations") (such registration statement, as so amended, being hereinafter referred to as the "Registration Statement"); (ii) the final U.S. prospectus dated April [ ], 1998, relating to the U.S. Shares filed with the Commission on April [ ], 1998, pursuant to Rule 424(b) of the Rules and Regulations (the ""U.S. Prospectus"); (iii) the final International Prospectus dated April [ ], 1998, relating to the International Shares filed with the Commission on April [ ], 1998, pursuant to Rule 424(b) of the Rules and Regulations (the "International Prospectus" and together with the U.S. Prospectus, the "Prospectuses"); (iv) executed copies of the U.S. Purchase Agreement and the International Purchase Agreement; (v) a specimen certificate representing the Common Stock (the "Specimen Certificate"); and (vi) the certificate of James A. Broderick, General Counsel to the Company, attached hereto as Exhibit A (the "Officer's Certificate"). We have also examined originals or copies certified or otherwise identified to our satisfaction, of all such records of the Company and all such agreements, certificates of public officials, certificates of officers or other representatives of the Company and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or Photostat copies and the authenticity of the originals of such copies. In making our examination of executed documents, we have assumed that the parties thereto (including the Company) had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and the validity and binding effect thereof. As to any facts material to the opinions expressed herein that were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company.

         For purposes of the opinions set forth below, with respect to any document which by its terms or otherwise is governed by the laws of any jurisdiction other than the United States of

America or the State of New York, such opinions are based solely upon our understanding of the plain language of such document, and we express no opinion as to the interpretation of any such document or of any term or provisions thereof under applicable governing law or as to the effect on the opinions expressed herein of any interpretation hereof inconsistent with such understanding. For purposes of our opinion set forth in paragraph 4, we have assumed that the certificates representing the shares referred to in such paragraph conform to the Specimen Certificate. Our opinion set forth in paragraph 5, is based solely upon the Officer's Certificate and our discussions with James A. Broderick, General Counsel of the Company; we have not performed any docket search in any jurisdiction, and have not done any other investigation of any kind.

         The opinions expressed herein are limited to the laws of the State of New York, the General Corporation Law of the State of Delaware and the federal laws of the United States of America to the extent specifically referred to herein.

         As used herein, (i) the term "Applicable Laws" means the General Corporation Law of the state of Delaware and those laws, rules and regulations of the State of New York and of the United States of America that, in our experience, are normally applicable to transactions of the type contemplated by the U.S. Purchase Agreement, but without our having made any special investigation concerning the applicability of any other law, rule or regulation; provided, that such term does not include any federal or state securities or other antifraud laws or the rules and regulations of the National Association of Securities Dealers, Inc.; (ii) the term "Applicable Contracts" means those contracts and agreements listed on Annex A to the Officer's Certificate; and
(iii) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any United States Federal or New York executive, legislative, judicial, administrative or regulatory body (a "Governmental Entity"), pursuant to Applicable Laws.

         Based upon and subject to the foregoing and to the other qualifications and limitations set forth herein, we are of the opinion that:

                  1. All of the issued and outstanding capital stock of ROV Holding, Inc. has been duly authorized and validly issued and is fully paid and nonassessable. None of the outstanding shares of capital stock of ROV Holding, Inc. was issued in violation of the preemptive rights of any security holder of ROV Holding, Inc. arising under the Certificate of Incorporation or By-laws of ROV Holding Inc. or any other similar rights arising under any Applicable Contract.

                  2. To our knowledge, based solely on our examination of the stock record book of ROV Holding, Inc., the issued and outstanding capital stock of ROV Holding, Inc. is owned of record by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity arising under any Applicable contract, except for the pledge of the capital stock of ROV Holding, Inc. by the Company pursuant to a Company Pledge Agreement dated as of September 12, 1996 between the Company and Bank of America National Trust and Savings Association in its capacity as administrative agent fore the lenders referred to therein.

                  3. The Registration Statement, as of its effective date, and the Prospectuses, as of their date, appeared on their face to be appropriately responsive in all material respects to the requirements of the Securities Act and the Rules and Regulations, except that, in each case, we express no opinion as to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement, and we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement except to the extent indicated in paragraph 6 below.

                  4. The Specimen Certificate complies in all material respects with any requirements of the New York Stock Exchange applicable to companies whose securities are listed thereon.

                  5. To our knowledge, except as set forth in the Registration Statement or the Prospectuses, there are no legal, regulatory or governmental proceedings pending in any New York State or federal court to which the Company or any subsidiary of the Company listed on Exhibit 21 to the Registration Statement (each, a "Subsidiary") is a party, or to which the property of the Company or any Subsidiary is subject, which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the transactions contemplated by the U.S. Purchase Agreement or the International Purchase Agreement or the performance by the Company of its obligations thereunder.

                  6. The statements in the Prospectuses(or incorporated by reference therein) under the captions "Description of Certain Indebtedness," "Shares Eligible for Future Sale," "Underwriting" and "Certain Federal Income Tax Considerations," to the extent that such statements constitute matters of law, summaries of legal matters or legal conclusions, are correct in all material respects.

                  7. No Governmental Approval is required under Applicable Laws in connection with the consummation by the Company of the transactions contemplated by the U.S. Purchase Agreement or the International Purchase Agreement except that we do not express any opinion as to any consent or authorization which may have become applicable to the Company as a result of the involvement of the U.S. Underwriters or of the International Managers in the transactions contemplated by the U.S. Purchase Agreement or the International Purchase Agreement, because of their legal or regulatory status or because of any other facts specifically pertaining to them.

                  8. Neither the execution and delivery of the U.S. Purchase Agreement or the International Purchase Agreement nor the consummation of the transactions contemplated therein will contravene any Applicable Laws.

                  9. To our knowledge, based solely upon a review of the Applicable Contracts, there are no Applicable Contracts of a character required to be filed as exhibits to the Registration Statement which are not filed as required.

                  10. The execution, delivery and performance of the U.S. Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated thereby and the use of the proceeds from the sale of the Shares as described in the Prospectuses under the caption "Use of Proceeds" do not and will not, either by itself or the giving of notice or the lapse of time or both, conflict with or constitute a breach of or a default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreements) under any Applicable Contract, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any Applicable Contract to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject, or any Applicable Law or Governmental Approval having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations except in any such case for any such conflicts, breaches or defaults which would not have a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company or any Subsidiary

                  11. Except as disclosed in the Registration Statement, to our knowledge, there are no persons with registration rights or other similar rights under any Applicable Contract to have any shares of Common Stock registered pursuant to the Registration Statement or otherwise registered by the Company pursuant to the 1933 Act.

                  12. The Company is not subject to registration as an investment company under the Investment Company Act of 1940, as amended.

                  We have been orally advised by the Commission that the Registration Statement was declared effective under the Act at [ ], Washington, D.C. time, April [ ], 1998; the required filing of the Prospectuses pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

                  In addition, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, and you and your counsel, at which the contents of the Registration Statement, the Prospectuses and related matters were discussed and, although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses and have made no independent check or verification thereof, on the basis of the foregoing, no facts have come to our attention that have led us to believe that the Registration Statement, at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses, as of their dates and as of the date hereof, contained or contains an untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that we express no opinion or belief with respect to the financial statements, schedules and other financial data included therein or excluded therefrom or the exhibits to the Registration Statement.

                  This opinion is furnished to you solely for your benefit in connection with the closings under the U.S. Purchase Agreement and the International Purchase Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior express written permission.

                                                     Very truly yours,

                                                                     EXHIBIT A-3


               FORM OF OPINION OF COUNSEL OF SELLING SHAREHOLDERS
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Bear, Stearns & Co., Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Smith Barney Inc.
   as U.S. Representatives of the several
   U.S. Underwriters
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH INTERNATIONAL
Bear, Stearns International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
Smith Barney Inc.
as Lead Managers for the several International
   Managers
c/o Merrill Lynch International
25 Ropemaker Place
London EC2Y 9LY
England

                 Re: Selling Shareholder Opinion pursuant
                     to Section 5(b) of the Purchase Agreement

Ladies and Gentlemen:

                  We have acted as special counsel to Thomas H. Lee Equity Fund III, L.P., THL-CCI Limited Partnership, Thomas H. Lee Foreign Fund III, L.P., and the shareholders listed on Schedule B (each a Selling Shareholder") in connection with the execution and delivery by the Selling Shareholders of (i) the U.S. Purchase Agreement dated as of April ___, 1998 (the "U.S. Purchase Agreement") among Rayovac Corporation, a Wisconsin corporation (the "Company"), the Selling Shareholders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear Stearns & Co., Inc., and Smith Barney Inc. as representatives (the "U.S. Representatives") of the U.S. Underwriters listed in Schedule A thereto and (ii) the International Purchase Agreement dated as of April ___, 1998 (the "International Purchase Agreement") among the Company, the Selling Shareholders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear Stearns International Limited, and Smith Barney Inc. as lead managers (the "Lead Managers") on behalf of the International Managers listed in Schedule A thereto, and the sale by the Selling Shareholders to the U.S. Underwriters (as defined in the U.S. Purchase Agreement) and the International Managers (as defined in the International Purchase Agreement) of an aggregate of 6,500,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), acting severally and not jointly, to (i) the U.S. Underwriters, acting severally and not jointly, to purchase 5,200,000 shares of Common Stock (the "U.S. Securities") and (ii) the International Managers, acting severally and not jointly, to purchase 1,300,000 additional shares of Common Stock (the "International Securities," and together with the U.S. Securities, the "Securities"). This opinion is delivered to you pursuant to Section 5(b) of each of the U.S. Purchase Agreement and the International Purchase Agreement. Capitalized terms used herein but not otherwise defined herein shall have the same meaning ascribed to them in the U.S. Purchase Agreement.

         In connection with this opinion, we have examined or are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the U.S. Purchase Agreement; (ii) the International Purchase Agreement;
(iii) the Power of Attorney and Custody Agreement dated as of April ___, 1998 among each Selling Shareholder and ________________________, each acting as Attorney-in-Fact (each, an "Attorney-in-Fact" and together, the "Attorneys-in-Fact"), and [Firstar Trust Bank], as Custodian (the "Custodian") (the "Custody Agreement" and together with the U.S. Purchase Agreement and the International Purchase Agreement, the "Transaction Documents"), (iv) the Limited Partnership Agreement of Thomas H. Lee Foreign Fund III, L.P. (the "Foreign Fund"), dated as of February 6, 1996, by and among THL Equity Advisors III Limited Partnership, a Massachusetts limited partnership ("Advisors"), and the limited partners listed on Exhibit A thereto; (v) the Second Amended and Restated Limited Partnership Agreement of Thomas H. Lee Equity Fund III, L.P. (the "Equity Fund" and together with the Foreign Fund, the "Funds"), dated as of December 22, 1995, by and among Advisors and the limited partners listed on Exhibit A thereto; (vi) the Thirteenth Amended and Restated Agreement of Limited Partnership of THL-CCI Limited Partnership ("CCI", and together with the Funds, the "Partnerships"), dated as of January 17, 1997, by and among THL Investment Management Corp. and the persons and entities admitted as limited partners;
(vii) the Certificate of Limited Partnership of the Foreign Fund, dated as of January 23, 1996; (viii) the Certificate of Limited Partnership of the Equity Fund, dated as of February 14, 1995; (ix) the Certificate of Limited Partnership of CCI, dated as of July 10, 1992, as amended November 30, 1993 and March 13, 1996; (x) the First Amended and Restated Agreement of Limited Partnership of Advisors, dated as of August 15, 1995 by and among THL Equity Trust III, a Massachusetts business trust ("Equity Trust"), and the limited partners signatories thereto; (xi) the Certificate of Limited Partnership of Advisors, dated as of February 16, 1995; (xii) the Declaration of Trust of Equity Trust, made as of February 14, 1995, by and between Thomas H. Lee, as grantor, and the trustees signatories thereto; (xiii) the Consent of Trustees of Equity Trust, dated as of January 17, 1997; (xiv) the Articles of Organization and By-laws of THL Investment Management Corp., each as in effect as of the date hereof; (xv) the Consent of Sole Director of THL Investment

Management Corp., dated as of January 17, 1997; (xvi) the Certificate of Advisors, as general partner of the Equity Fund, dated as of January 17, 1997;
(xvii) the Certificate of Advisors, as general partner of the Foreign Fund, dated as of November 26, 1997; (xviii) the Certificate of Equity Trust, as general partner of Advisors, dated as of November 26, 1997; (xix) the Certificate of THL Investment Management Corp., as general partner of CCI, dated as of November 26, 1997; (xx) the Officer's Certificate of THL Investment Management Corp., dated as of November 26, 1997; (xxi) the Certificate of Equity Trust, dated as of November 26, 1997 and (xxii) certificates representing the Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of each of the Partnerships and others and such agreements, certificates of public officials, certificates of officers or other representatives of each of the Partnerships and others and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions set forth herein which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of each of the Partnerships and others.

         As used herein, (i) the term "Applicable Laws" means the General Corporation Law and Revised Uniform Limited Partnership Act of the State of Delaware, the Business Corporation Law and the Uniform Limited Partnership Act of the Commonwealth of Massachusetts and those laws, rules and regulations of the State of New York and of the United States of America that, in our experience, are normally applicable to transaction of the type contemplated by the Transaction Documents, but without our having made any special investigation concerning the applicability of any other law, rule or regulation; provided, that such term does not include any federal or state securities or other antifraud laws or the rules and regulations of the National Association of Securities Dealers, Inc.; (ii) the term "Applicable Contracts" means those contracts and agreements listed on Annex A hereto; and (iii) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any United States Federal or Delaware, Massachusetts or New York executive, legislative, judicial, administrative or regulatory body (a "Governmental Entity"), pursuant to Applicable Laws.

         The opinions expressed herein are limited to (i) the General Corporation Law and the Revised Uniform Limited Partnership Act of the State of Delaware; (ii) the Business Corporation Law and the Uniform Limited Partnership Act of the Commonwealth of Massachusetts; (iii) the laws of the State of New York; and (iv) the federal laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. No Governmental Approval is required under Applicable Laws in connection with the offer, sale or delivery of the Securities by the Selling Shareholders under the U.S. Purchase Agreement and the International Purchase Agreement or the performance by each of the Selling Shareholders of its obligations under any of the Transaction Documents; provided, that we express no opinion as to any Governmental Approval which may be required under state securities laws or that may have become applicable to any Selling Shareholder as a result of your involvement in the U.S. Purchase Agreement or the International Purchase Agreement because of your legal or regulatory status or because of any other facts specifically pertaining to you.

         2. Each of the Custody Agreements, the U.S. Purchase Agreement and the International Purchase Agreement has been duly executed and delivered by each Selling Shareholder. The Custody Agreement to which each Selling Shareholder is a party constitutes the valid and binding agreement of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, except that enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws nor or hereinafter in effect relating to or affecting creditors' rights generally and by general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3. The Attorney-in-Fact has been duly authorized by each Selling Shareholder to deliver and sell the U.S. Securities and the International Securities on behalf of each Selling Shareholder in accordance with the terms of each of the U.S. Purchase Agreement and the International Purchase Agreement.

         4. The execution, delivery and performance of each of the Transaction Documents and the sale and delivery of the U.S. Securities and the International Securities and the consummation of the transactions contemplated in each of the U.S. Purchase Agreement and the International Purchase Agreement and compliance by each Selling Shareholder with its obligations under each of the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized by all necessary partnership action on the part of each Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under any Applicable Law or Governmental Approval of any Governmental Entity having jurisdiction over any Selling Shareholder or any of their properties, or under any indenture, mortgage, deed of trust, loan, credit agreement, note or other debt instrument to which any Selling Shareholder is a party or pursuant to which any of them is bound or any of their assets is subject and pursuant to which any Selling Shareholder has incurred indebtedness (except for such conflicts, breaches or defaults or liens, charges or encumbrances which would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of any Selling Shareholder, whether or not arising in the ordinary course of business) nor will such action result in any violation of the provisions of the partnership agreements of any of the Selling Shareholders.

         5. To our knowledge, each Selling Shareholder has the power and authority, as a limited partnership, to sell, transfer and deliver the U.S. Securities and the International Securities pursuant to each of the U.S. Purchase Agreement and the International Purchase Agreement. Assuming that neither any U.S. Representatives nor any U.S. Underwriter has notice of adverse claims with respect to the certificates identified on Schedule B as representing the U.S. Securities, then upon physical delivery to Merrill Lynch & Co. as designee of the U.S. Representatives in the State of New York of such certificates indorsed to the U.S. Representatives or indorsed in blank, the U.S. Representatives will acquire such certificates (and the shares of Common Stock represented thereby) free of any adverse claims within the meaning of the Uniform Commercial Code in effect in the State of New York. Assuming that neither any Lead Manager nor any International Manager has notice of adverse claims with respect to the certificates identified on Schedule B as representing the International Securities, then upon physical delivery to Merrill Lynch & Co. as designee of the Lead Managers in the State of New York of such certificates indorsed to the Lead Managers or indorsed in blank, the Lead Managers will acquire such certificates (and the shares of Common Stock represented thereby) free of any adverse claims within the meaning of the Uniform Commercial Code in effect in the State of New York.

         This opinion is furnished to you solely for your benefit in connection with the closings under the U.S. Purchase Agreement and the International Purchase Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior express written permission.


                                                     Very truly yours,

                                                                     EXHIBIT A-4

          FORM OF OPINION OF COUNSEL OF CATEGORY 2 SELLING SHAREHOLDERS
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
Bear, Stearns & Co., Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Smith Barney Inc.
   as U.S. Representatives of the several
   U.S. Underwriters
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                 Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

MERRILL LYNCH INTERNATIONAL
Bear, Stearns International Limited
Donaldson, Lufkin & Jenrette Securities Corporation
Smith Barney Inc.
as Lead Managers for the several International
   Managers
c/o Merrill Lynch International
25 Ropemaker Place
London EC2Y 9LY
England

                       Re: Selling Shareholder Opinion pursuant
                           to Section 5(b) of the Purchase Agreement
                           -----------------------------------------

Ladies and Gentlemen:

                  We have acted as special counsel to __________________________ (the "Selling Shareholder") in connection with the execution and delivery by the Selling Shareholders of (i) the U.S. Purchase Agreement dated as of April ___, 1998 (the "U.S. Purchase Agreement") among Rayovac Corporation, a Wisconsin corporation (the "Company"), the Selling Shareholders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear Stearns & Co., Inc., and Smith Barney Inc. as representatives (the "U.S. Representatives") of the U.S. Underwriters listed in Schedule A thereto and (ii) the International Purchase Agreement dated as of April ___, 1998 (the "International Purchase Agreement") among the Company, the Selling Shareholders, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Donaldson, Lufkin & Jenrette Securities Corporation, Bear Stearns

International Limited, and Smith Barney Inc. as lead managers (the "Lead Managers") on behalf of the International Managers listed in Schedule A thereto, and the sale by the Selling Shareholders to the U.S. Underwriters (as defined in the U.S. Purchase Agreement) and the International Managers (as defined in the International Purchase Agreement) of an aggregate of 6,500,000 shares of Common Stock, par value $0.01 per share, of the Company (the "Common Stock"), acting severally and not jointly, to (i) the U.S. Underwriters, acting severally and not jointly, to purchase 5,200,000 shares of Common Stock (the "U.S. Securities") and (ii) the International Managers, acting severally and not jointly, to purchase 1,300,000 additional shares of Common Stock (the "International Securities," and together with the U.S. Securities, the "Securities"). This opinion is delivered to you pursuant to Section 5(b) of each of the U.S. Purchase Agreement and the International Purchase Agreement. Capitalized terms used herein but not otherwise defined herein shall have the same meaning ascribed to them in the U.S. Purchase Agreement.

         In connection with this opinion, we have examined or are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the U.S. Purchase Agreement; (ii) the International Purchase Agreement;
(iii) the Power of Attorney and Custody Agreement dated as of April ___, 1998 among each Selling Shareholder and _______________________, each acting as Attorney-in-Fact (each, an "Attorney-in-Fact" and together, the "Attorneys-in-Fact"), and [Firstar Trust Bank], as Custodian (the "Custodian") (the "Custody Agreement" and together with the U.S. Purchase Agreement and the International Purchase Agreement, the "Transaction Documents"), and (iv) certificates representing the Securities. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such agreements, certificates of public officials, certificates of officers or other representatives of the Selling Shareholders and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinions set forth herein.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such latter documents. As to any facts material to the opinions set forth herein which we did not independently establish or verify, we have relied upon statements and representations of the Selling Shareholder.

         As used herein, (i) the term "Applicable Laws" means the General Corporation Law and Revised Uniform Limited Partnership Act of the State of Delaware, the Business Corporation Law and the Uniform Limited Partnership Act of the Commonwealth of Massachusetts and those laws, rules and regulations of the State of New York and of the United States of America that, in our experience, are normally applicable to transaction of the type contemplated by the Transaction Documents, but without our having made any special investigation concerning the applicability of any other law, rule or regulation; provided, that such term does not include any federal or state securities or other antifraud laws or the rules and regulations of the National Association of Securities Dealers, Inc.; (ii) the term "Applicable Contracts" means those contracts and agreements listed on Annex A hereto; and (iii) the term "Governmental Approval" means any consent, approval, license, authorization or validation of, or filing, recording or registration with, any United States Federal or Delaware, Massachusetts or

New York executive, legislative, judicial, administrative or regulatory body (a "Governmental Entity"), pursuant to Applicable Laws.

         The opinions expressed herein are limited to (i) the General Corporation Law of the State of Delaware; (ii) the Business Corporation Law of the Commonwealth of Massachusetts; (iii) the laws of the State of New York; and
(iv) the federal laws of the United States of America to the extent specifically referred to herein.

         Based upon and subject to the foregoing, and to the limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

         1. No Governmental Approval is required under Applicable Laws in connection with the offer, sale or delivery of the Securities by the Selling Shareholder under the U.S. Purchase Agreement and the International Purchase Agreement or the performance by such Selling Shareholders of its obligations under any of the Transaction Documents; provided, that we express no opinion as to any Governmental Approval which may be required under state securities laws or that may have become applicable to the Selling Shareholder as a result of your involvement in the U.S. Purchase Agreement or the International Purchase Agreement because of your legal or regulatory status or because of any other facts specifically pertaining to you.

         2. Each of the Custody Agreements, the U.S. Purchase Agreement and the International Purchase Agreement has been duly executed and delivered by the Selling Shareholder. The Custody Agreement to which such Selling Shareholder is a party constitutes the valid and binding agreement of such Selling Shareholder enforceable against such Selling Shareholder in accordance with its terms, except that enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws nor or hereinafter in effect relating to or affecting creditors' rights generally and by general principals of equity (regardless of whether enforceability is considered in a proceeding at law or in equity).

         3. The Attorney-in-Fact has been duly authorized by such Selling Shareholder to deliver and sell the U.S. Securities and the International Securities on behalf of such Selling Shareholder in accordance with the terms of each of the U.S. Purchase Agreement and the International Purchase Agreement.

         4. The execution, delivery and performance of each of the Transaction Documents and the sale and delivery of the U.S. Securities and the International Securities and the consummation of the transactions contemplated in each of the U.S. Purchase Agreement and the International Purchase Agreement and compliance by such Selling Shareholder with its obligations under each of the U.S. Purchase Agreement and the International Purchase Agreement have been duly authorized on the part of such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under any Applicable Law or Governmental Approval of any Governmental Entity having jurisdiction over such Selling Shareholder or any of its properties or any material contract known to us to which the Seller is a party or to which any of its properties are subject.

         5. To our knowledge, such Selling Shareholder has the power and authority to sell, transfer and deliver the U.S. Securities and the International Securities pursuant to each of the U.S. Purchase Agreement and the International Purchase Agreement. Assuming that neither any U.S. Representatives nor any U.S. Underwriter has notice of adverse claims with respect to the certificates identified on Schedule B as representing the U.S. Securities, then upon physical delivery to Merrill Lynch & Co. as designee of the U.S. Representatives in the State of New York of such certificates indorsed to the U.S. Representatives or indorsed in blank, the U.S. Representatives will acquire such certificates (and the shares of Common Stock represented thereby) free of any adverse claims within the meaning of the Uniform Commercial Code in effect in the State of New York. Assuming that neither any Lead Manager nor any International Manager has notice of adverse claims with respect to the certificates identified on Schedule B as representing the International Securities, then upon physical delivery to Merrill Lynch & Co. as designee of the Lead Managers in the State of New York of such certificates indorsed to the Lead Managers or indorsed in blank, the Lead Managers will acquire such certificates (and the shares of Common Stock represented thereby) free of any adverse claims within the meaning of the Uniform Commercial Code in effect in the State of New York.

         This opinion is furnished to you solely for your benefit in connection with the closings under the U.S. Purchase Agreement and the International Purchase Agreement occurring today and is not to be used, circulated, quoted or otherwise referred to for any other purpose or relied upon by any other person without our prior express written permission.


                                                     Very truly yours,

                                                                       EXHIBIT B

                                                         _________________, 1998



MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
Bear, Stearns & Co. Inc.
Donaldson, Lufkin & Jenrette Securities Corporation
Smith Barney Inc.
    as U.S. Representatives of the several
    U.S. Underwriters to be named in the
    within-mentioned U.S. Purchase Agreement
c/o  Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
       Incorporated
North Tower
World Financial Center
New York, New York  10281-1209

         Re:      Proposed Public Offering by Rayovac Corporation

Dear Sirs:

         The undersigned, a stockholder of Rayovac Corporation, a Wisconsin Corporation (the "Company") understands that Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation and Smith Barney Inc. propose to enter into a U.S. Purchase Agreement (the "U.S. Purchase Agreement") with the Company providing for the public offering of shares (the "Securities") of the Company's common stock, par value $0.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the U.S. Purchase Agreement that, during a period of 90 days from the date of the U.S. Purchase Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

         Notwithstanding the foregoing, the undersigned may transfer any or all of its shares of Company Common Stock (i) by gift, will or intestacy, (ii) to its affiliates, as such term is defined in Rule 405 promulgated under the Securities Act of 1933, as amended, or (iii) in the event the undersigned is an individual, to his or her immediate family or to a trust the beneficiaries of which are exclusively the undersigned and/or a member or members of his or her immediate family; provided, however, that in any such case it shall be a condition to any such transfer that the transferee execute an agreement stating that the transferee is receiving and holding the shares subject to the provisions of this letter agreement and there shall be no further transfer of such shares except in accordance with the provisions of this letter agreement.

                                          Very truly yours,



                                          Signature: ___________________________

                                          Print Name: __________________________

                                                                     EXHIBIT C-1

                            FORM OF COMFORT LETTER OF
                 KPMG PEAT MARWICK LLP PURSUANT TO SECTION 5(f)

                                 attached hereto

                                                                     EXHIBIT C-2

                            FORM OF COMFORT LETTER OF
                 COOPERS & LYBRAND LLP PURSUANT TO SECTION 5(f)


                                 Attached hereto